Pursuant to Rule 424(b)(3)
                                              under the Securities Act of 1933
                                in connection with Registration No. 333-147111



                                  PROSPECTUS
                              Dated April 11, 2008

                                Tone in Twenty

           100,425,000 shares of common stock held by stockholders

This prospectus relates to the offer for sale of 100,425,000 shares of our common stock by certain existing holders of the securities, referred to as selling security holders throughout this document. The shares of common stock to be sold by the selling security holders include: a) 425,000 shares held by the selling security holders; and b) 100,000,000 shares issuable to the selling security holders upon conversion of Series A Preferred stock.

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of August 31, 2007, we have 2,625,000 common shares issued and outstanding and 500,000 preferred shares issued and outstanding convertible to 100,000,000 common shares. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Selling shareholders will sell at a price of $0.02 per share until their shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

                 SEE SECTION TITLED "RISK FACTORS" ON PAGE 7.
                 --------------------------------------------

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 11, 2008

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 5
SELECTED FINANCIAL INFORMATION.......................................... 6
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 8
OTHER RISK FACTORS......................................................12
CAPITALIZATION .........................................................16
FORWARD-LOOKING STATEMENTS..............................................17
OFFERING INFORMATION....................................................17
USE OF PROCEEDS.........................................................17
DETERMINATION OF THE OFFERING PRICE.....................................18
DILUTION................................................................18
DIVIDEND POLICY.........................................................18
DESCRIPTION OF BUSINESS.................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............24
LEGAL PROCEEDINGS.......................................................26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............27
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................31
SELLING SECURITY HOLDERS................................................33
PLAN OF DISTRIBUTION....................................................35
DIVIDEND POLICY.........................................................38
DESCRIPTION OF SECURITIES ..............................................39
LEGAL MATTERS...........................................................41
EXPERTS.................................................................41
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................42
WHERE YOU CAN FIND MORE INFORMATION.....................................42
FINANCIAL STATEMENTS....................................................43


We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

Tone in Twenty ("Tone" or "the Company") was incorporated in the State of Nevada on August 4, 2006, under the name Tone in Twenty (File Number E0580752006-0). We are in the business of providing personal fitness training using isometric techniques. It is management's belief that isometric training is an intense form of training which requires less hours of work for the same results. It is a form of exercise where muscle exertion is used to strengthen and tone the muscle without changing the length of the muscle fibers. Isometric training involves the exertion of muscle force that must overcome and a counter-balancing force that increases in intensity to the point where the muscle force can no longer hold the counter-balancing force in place. Isometrics are done in static positions, rather than a range of motion. The joint and muscle are either worked against an immovable force or are held in a static position while opposed by resistance. This counter-balancing force comes from a pneumatic air pressure which is pumped into the exercise equipment. The greater the muscle force exerted against the isometric equipment results in greater counter-balancing force.

Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing its initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started its personal fitness business.

We are a development stage company. The Company is not operational. We generated minimal revenues from an evaluation program we conducted from January - June 2007, in Las Vegas, NV. We conducted an evaluation of our business plan to define our physical fitness services and advertising program. This evaluation entailed: 1) renting space, by the hour, in a physical fitness training center; 2) hiring and training a physical fitness trainer on using isometric techniques; 3) advertising this physical fitness program in the newspaper; 4) scheduling clients for training sessions; and
5)  providing isometric physical fitness training for clients.

The Company's business plan is to establish a model physical fitness facility in order to train personal trainers on these isometric training techniques. Once these trainers have been fully educated and demonstrate competencies in these techniques, the Company will seek additional locations to host isometric fitness training. The Company's goal is to open four locations throughout the Las Vegas valley in order to have economies of scale in its marketing. Our major obstacle in moving our business plan forward is funding. Management believes we need to raise $100,000 in order to fund our business. It is management's goal to obtain the necessary funding in the next six months.

We plan to apply through a broker dealer for OTC-Bulletin Board listing after our Registration Statement becomes effective. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing its needs to move its business plan forward. We expect to commence our personal fitness training program within six months of obtaining the financing we need. There are no assurances that we will be able to raise the necessary funding to move our business plan forward.

Since our inception on August 4, 2006 through August 31, 2007, we generated $7,979 in revenues derived from an evaluation program. For the fiscal year ending August 31, 2007 we experienced a net loss of $(961). This net loss was contributed to general and administrative expense of $7,316 and advertising expenses of $1,624. For the quarter year ending November 30, 2007 we generated no revenues experienced a net loss of $(270), contributed to general and administrative expenses. Most of the general and administrative expenses, since our inception, represented legal and audit fees. Our cash at hand as of August 31, 2007 and November 30, 2007 was $13,489 and $13,219 respectfully. In our August 31, 2007 year-end financials, our auditor issued an opinion the our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Our principal executive offices and our headquarters are located at 201 Las Vegas Blvd. S., Ste. 200, Las Vegas, NV 89101, and our telephone number at this address is (702) 604-7038.

                            About this Offering

Securities Being Offered 100,425,000 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering: 2,625,000 shares

Common Stock Outstanding
    After the Offering:  100,425,000 shares (assuming the full conversion of all Series A Callable and Convertible Preferred shares which are registered herein). All of the common stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see "Selling Security holders."

Offering Price           The offering price of the common stock is $0.02
                         per share. We plan to ask a broker dealer to apply on our behalf with the NASD Over-the-Counter
                         Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                         Securities and Exchange Commission. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Use of proceeds          We will not receive any proceeds from the sale of
                         the common stock by the selling shareholders.

Risk Factors             See "Risk Factors" and the other information in
                         this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol            Not applicable.  We are not trading on any
                         exchange. We intend have a broker dealer file an application on behalf of the Company for listing on the OTC-Bulletin Board following the effectiveness of this Registration Statement.

                        Selected Financial Information
                        ------------------------------

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."


Summary Operating Information


                                 For quarter ended     For fiscal year ended
                                  November 30, 2007       August 31, 2007
                                    unaudited                 audited
                                  -----------------     ---------------------
Revenue                               $        -              $      7,979

Expenses:

   General and administrative               270                       7,316
   Advertising                                -                       1,624
                                       ---------               ------------

Net Income (Loss)                          (270)                      (961)

Weighted Average number of common
shares outstanding and fully diluted   2,625,000                  2,625,000
                                     ============              ============

Net Income (Loss) per share -
basic and fully diluted              $    (0.38)               $     (0.38)
                                     ============              ============

Balance sheet data:
                                  November 30, 2007          August 31, 2007
                                      unaudited                   audited
                                    --------------        ------------------
Working Capital                       $   13,219               $     13,489
Total Assets                          $   13,219               $     13,489
Stockholders' Equity                  $   13,219               $     13,489



                                   RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

As of November 30, 2007, the Company had $13,219 in working cash and equivalents. The Company business plan is to provide personal fitness training using isometric techniques. These plans will require additional capital. The Company needs to raise at least one hundred thousand dollars ($100,000) in order to implement its business plan. The Company currently does not have enough funds to fully implement its business plan. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations.

Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

2. We have yet to attain profitable operations and because we will need additional financing to fund our activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.

The Company has prepared financial statements as of year-end August 31, 2007 and first quarter ending November 30, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                    Risk Factors Relating to Our Company

3. We may not be able to compete with other fitness providers, almost all of whom have greater resources and experience than we do.

The fitness industry is dominated by large, well-financed firms. We do not have the resources to compete with larger providers of this service. With the minimal resources we have available, we may experience great difficulties in building a customer base. Competition by existing and future competitors could result in our inability to secure any new customers. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Tone in Twenty cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

4. Because we are a development stage company, we have only generated $7,979 in revenues since our inception on August 4, 2006 and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on August 4, 2006; we have realized $7,979 in revenues since our inception. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

5. The success of our business depends on the viability and acceptance of isometric training techniques.

The existence and growth of our service depends on the continued acceptance of isometric fitness training in the marketplace. The fitness industry is flooded with many fad ideas and schemes for diet and weight loss that produce either inconsistent or ineffective results. Isometric training has been recognized for the past 30 years and has been accepted universally as a form of fitness training. The difference between isometric physical training versus traditional physical training is that isometric training is an intense form of training which requires less hours of work for the same results. It pushes the muscles to their limits within a short period of time. For example, "push ups" are a form of isometric training as compared to riding a bicycle, where you pedal then rest as the bicycle coasts. Isometric training could possibly lose its viability as fitness choice as a result of new scientific research or increased competition with newer techniques. If for some reason isometric training techniques are not accepted in the marketplace, the demand for our services would be significantly reduced, which would harm or cause our business to fail.

6.  Evolving regulation of the fitness industry may adversely affect us.

As the fitness industry continues to evolve there may be increased regulation by federal, state and/or foreign agencies. Any new regulations which restrict our business could harm or cause our business to fail.

7. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Footnote 3 to Financial Statements included in this registration statement, our auditors have given us a Going Concern comment. This raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 6, 2006 (inception) to August 31, 2007 and for the three months ending November 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

8.  We face strong and varied competition.

In the Las Vegas area, there are many larger companies who provide similar services which Tone in Twenty plans to provide. The competition includes larger companies, such as Las Vegas Athletic Clubs, 24 Hour Fitness, Bally's Fitness, Gold's Gym, and other providers. These companies are better funded and more established than Tone in Twenty.

9.  We may not be able to find suitable employees.

The Company currently relies heavily upon the services and expertise of our sole officers and directors. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. Our sole officer is the only employed personnel at the outset of operations. Our sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

10.  We may not ever pay cash dividends.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")

11.  We are subject to government regulation.

The Company is subject to federal, state and local laws and regulations affecting its business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

12.  We may be liable for the products and services we provide.

There is no guarantee that the level of insurance coverage secured by the Company will be adequate to protect the Company from risks associated with claims that exceed the level of coverage maintained. As a result of the Company's limited operations to date, no threatened or actual liability claims have been made upon the Company.

13. Because our sole officer works or consults for other companies, his other activities could slow down our operations.

John Dean Harper, our sole director/officer, does not work for us exclusively and he does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

John Dean, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Harper. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

14. Our principal stockholders, and sole officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer and principal stockholder beneficially owns approximately, or has the right to vote approximately 84% of our outstanding common stock. If our Preferred shares are converted to common shares, then our largest shareholder will vote 97% of our outstanding common stock. As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

15. Increases in the base cost of our services could materially increase our costs and decrease our profitability.

The fitness industry is characterized by significant facility costs and investment in the expertise of licensed and trained personnel. These costs can be influenced by seasonal fluctuations. Significant increases in these costs could decrease our profitability.

16.  The fitness industry is influenced by general economic conditions.

The fitness industry is highly competitive and reactive to the overall level of consumer spending. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products and services.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

                              Other Risks Factors

17.  These securities are offered at an arbitrary offering price.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar fitness services, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")


18. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 195,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. (See "DILUTION")


19. If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 100,425,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

20. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

     (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

     (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 100,425,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Tone in Twenty or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

22. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

23. Liability of directors for breach of duty of care is limited.

According to Nevada law [NRS 78.138(7)], all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders' ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

24. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

25. Tone in Twenty will not receive any of the proceeds from the selling of shares offered in this prospectus.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

26. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

27. We may issue additional shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. To date, the Company has issued 500,000 shares of preferred stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue additional shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

                                   CAPITALIZATION

The following table sets forth, as of November 30, 2007 and August 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.



                                               Nov. 30, 2007   Aug 31, 2007
                                                 unaudited       audited
                                               -------------   -------------
Debt                                               $       -   $      -

Stockholders' equity:

   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 500,000, 500,000 shares
     issued and outstanding as of 11/30/07 and
     8/31/07, respectfully                               500         500
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 2,625,000, 2,625,000 shares
     issued and outstanding as of 11/30/07 and
     8/31/07, respectfully                             2,625       2,625
   Additional Paid-in Capital                      1,008,254   1,008,254
   Earnings (Deficit) accumulated during
     development stage                              (998,160)   (997,890)
                                                    ---------   ---------
                                                      13,219      13,489
                                                    ---------   ---------
                                                    $ 13,219    $ 13,489
                                                    =========   =========


                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Tone in Twenty, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Tone in Twenty's future results and could cause those results to differ materially from those expressed in such forward looking statements.


                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 100,425,000 share of common stock in connection with the resale of shares of common stock issued by us in two separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506/505 of Regulation D promulgated thereunder as a transaction not involving a public offering. (See "Liquidity and Capital Resources" Section.)


The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.


                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding, with the exception of convertible preferred shares that can convert to 100,000,000 common shares. If these convertible preferred shares are converted to 100,000,000 common shares the shares currently issued an outstanding will be diluted by approximately 98%.


                              DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors.

                          DESCRIPTION OF BUSINESS

Our Company
-----------

Tone in Twenty or ("the Company"), is a Nevada Corporation with a principal business strategy to provide personal fitness training using isometric techniques. The difference between isometric physical training versus traditional physical training is that isometric training is an intense form of training which requires less hours of work for the same results. It is a form of exercise where exertion is used against a resistance force that strengthens and tones the muscle without changing the length of the muscle fibers. Isometrics are done in static positions, rather than a range of motion. The joint and muscle are either worked against an immovable force or are held in a static position while opposed by resistance.

The Company's business plan is to establish a model facility in order to train personal trainers on these techniques. Once these trainers have been fully educated and demonstrate competencies in these techniques, the Company will seek additional locations to host isometric fitness training. The Company's goal is to open four locations throughout the Las Vegas valley in order to have economies of scale in its marketing.

Management believes that isometric training can be beneficial to individuals having a very limited time for fitness training, as it only requires visits once or twice per week to the training facility. Isometric training is a form of strength training designed to help build muscle mass. It is a form of exercise involving the static contraction of a muscle without any visible movement in the angle of the joint. The term "isometric" combines the prefix "iso" (same) with "metric" (distance), meaning that in these exercises the length of the muscle does not change, as compared to isotonic contractions in which the contraction strength does not change but the joint angle does. It is a process of muscle-building exercises which uses equipment that produces muscular contractions against resistance without movement.

Management purchased the following equipment from a third party to implement its isometric training program, this includes: Keiser Multi Hip, Keiser Abductor, Keiser Shoulder Press, Keiser Bicep Curl, Keiser Low Back, Keiser Lateral Deltoid, Keiser Upper Back, Keiser Lat Pulldown, Keiser Vertical, Keiser Leg Press, Keiser Leg Curl, Keiser Vertical Press, Keiser Adductor, Keiser Leg Extension, Keiser Tricep, and a Keiser Squat. Utilizing this equipment, the joint and muscles are held in a static position while opposed
by resistance.   The equipment uses pneumatic air pressure to generate this resistance. The goal in utilizing isometric training is to help the trainee build lean muscle mass while spending one or two 20-minutes sessions a week in an isometric physical fitness training program.

Currently, the Company is not operational, the Company did conduct an evaluation of its personal fitness training using isometric techniques between January-June, 2007, in Las Vegas, NV. Management identified a physical fitness center that permitted the use of its facilities to conduct this evaluation. The Company spent $1,624 to advertise its fitness training program in the local newspapers and subsequently generated $7,979 in business. This evaluation model helped management define the Company's services and advertising program.

Based on this evaluation, management believes it can duplicate this model. Management is preparing this Registration Statement with the plan to raise $100,000 in funding, provided the Company is listed on the Over the Counter Bulletin Board. Management believes that if the Company is listed on the Over the Counter Bulletin Board, it might be easier to fund the Company, as it gives potential investors an exit strategy. However, there are no assurance even if the Company is listed on the OTC-Bulletin Board that it will be able to fund its future operations.

These funds will be used to establish four (4) separate isometric fitness training centers in Las Vegas, NV. With four fitness centers, the Company can use economy of scale to advertise its centers in the local newspapers and on the local television cable. This will minimize advertising costs, per customer, and provide a location convenient for future customers. Management anticipates that the four planned isometric training centers can be in place within approximately six months of obtaining funding it requires.

Expected Capital Expenditures
-----------------------------

Provided that the Company can raise the funding necessary to establish its business plan, management expects to allocate funding as follows:


                                 Expected manner
                                 of occurrence             Number of
                                 or method                 months needed
      Event or Milestone         of achievement            to accomplish
  --------------------------------------------------------------------------
1.    Business funded     Completion of offering       Next six months
                          ($100,000 raised)

2.    Rent space at       Funds from offering          Two months after
      a fitness center    ($10,000 expense*)           completion of offering

3.    Hire and train      Funds from offering          Two months after
      trainers            ($10,000 expense*)           completion of offering

4.    Purchase            Funds from offering          Four months after
      additional          ($40,000 expense*)           completion of offering
      equipment

5.    Market our          Through newspaper and        Five months after
      services(s)         cable advertising            completion of offering
                          ($30,000 expense*)

6     Develop a           Establishing individual      Six months after
      solid customer      training program             completion of offering
      base

7.    The Company         Customer base in place       Within 6 months
      operates at a                                    after we become
      profit                                           operational, i.e,
                                                       steps 1 through 6
                                                       have been accomplished


* Please note, these chart reflects estimated expenses and an estimated timeline, based on management's best judgment. Actual expenses and the timeline presented may vary.

The Industry

It is management's belief that the industry is well established with a number well-financed competitors who have an established client base. There are many large gym facilities in Las Vegas, where the Company is based, such as Gold's Gym, Las Vegas Athletic Club and 24-Hour Fitness. Management believes the American society has increased knowledge and awareness of personal health and fitness over the past decade through various media outlets, such as television, magazines and the Internet. This has prompted the rapid building of gyms and other personal fitness locations. Tone in Twenty plans to focus on a particular segment of the fitness industry, by specializing in providing personal isometric training at competitive prices for the market it serves.


Competition

The personal fitness industry is highly competitive. Competition is generally based upon brand name recognition, price, service, reach and target marketing. There are many larger companies who provide similar services as Tone in Twenty. The competition includes larger companies, such as, Gold's Gym, 24-Hour Fitness, Las Vegas Athletic Clubs and Bally's Gyms. We are an insignificant player as compared to these larger fitness centers. These companies are better funded and more established than Tone in Twenty. The competition has built brand loyalty and has the resources to build its customer bases through promotional advertising. We do not have the advertising dollars available to compete against our competitors and we might not be able to compete successfully with these competitors in the future.

All of our competitors have significantly greater financial, marketing, other resources, and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more aggressive pricing policies.

Our Strategy

Our marketing success will be determined by our ability to create brand awareness for our personal fitness service, acquire customers and provide our services at a competitive price. The Company has developed a few strategies to accomplish this goal. This includes waiving any start-up fee. Many of the larger companies charge a start-up fee to begin membership.

Management plans to target our services primarily towards individuals with limited time to spend on personal fitness training, such as business professionals and owners. The difference between isometric physical training and traditional physical training is the time involved. Because of the intensity of isometric training, a training session will not last more than 20-minutes per session, as compared traditional physical training programs that can last one-two hours. Management anticipates to charge $40.00 for a twenty (20) minute training session.

Therefore, management plans to market its services, through newspaper ads, and its local television cable market, to individuals who do not have a great deal of time to devote to physical training, but can afford to spend a 20-minutes a week in an isometric physical fitness training program.


Intellectual Property

Many of the isometric health fitness training processes depend upon the training techniques, protocols, knowledge, and experience of Mr. Harper, our sole officer, who is responsible for purchasing this isometric training equipment from a third party for the benefit of the Company. Specifically, our training equipment utilizes a method, whereby the force applied to this equipment increases with the amount of pressure applied to the equipment.
For example, when a customer uses our equipment, they begin by holding a movable bar with no pressure. They are required to hold the bar level, while the machine slowly exerts pressure against the bar. As the bar pressure increases, the customer needs to increase their force against this movable bar, until they can no longer hold the bar level. Different equipment will be used to apply pressure against different parts of the body.

To help protect its rights, the Company will require future employees, collaborators, and significant consultants and advisors with access to confidential information on how our equipment works, to enter into confidentiality agreements with the Company. There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. The Company's success and ability to compete is dependent in part upon its proprietary technology. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

The Company regards substantial elements of its underlying infrastructure and health fitness training techniques and equipment as proprietary information and will attempt to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on the Company's business, results of operations and financial condition. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention. Moreover, from time to time, the Company may be subject to claims of alleged infringement by the Company or service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject the Company to significant liability for damages, might result in invalidation of the Company's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on the Company's business, results of operations and financial condition.

Government Regulation.

We are subject to federal, state and local laws and regulations affecting our business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

Personnel

The Company has one employee, who serves as the sole Officer and the Director of the Company. As the company grows, Tone in Twenty may need additional personnel.

Facilities and Expenses

We currently maintain our corporate offices at 201 Las Vegas Blvd. South, Suite 200, Las Vegas, NV 89101, Telephone: (702) 604-7038, in space provided to us at no cost by our director.

Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Tone in Twenty and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Revenues

We generated $7,979 in revenues for the period from August 4, 2006 (inception) through August 31, 2007 and no revenues for the first quarter ending November 30, 2007. We currently do not have any operations and our revenues came from an evaluation program we conducted from January - June 2007, in Las Vegas, NV. This evaluation model helped management define the Company's services and advertising program. This evaluation entailed: 1) renting space, by the hour, in a physical fitness training center; 2) hiring and training a physical fitness trainer on using isometric techniques; 3) advertising this physical fitness program in the newspaper; 4) scheduling clients for training sessions; and 5) providing isometric physical fitness training for clients.

Currently, we are spending approximately $600 per month. As of August 31, 2007, we had cash or cash equivalents of $13,489. As of November 30, 2007, we had cash or cash equivalents of $13,219. The bulk of our expenses include legal and accounting fees. These fees are being spent to become a fully reporting Company so that we can apply through a broker dealer for OTC-Bulletin Board listing. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing it needs to move its business plan forward. We expect to be operational within six months of obtaining the financing we need. We do not anticipate generating any profit for at least 18 months.

Liquidity and Capital Resources

Our balance sheet as of August 31, 2007 reflects cash assets of $13,489 and no current liabilities. As of November 30, 2007, our balance sheet reflects cash assets of $13,219 and no current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On August 4, 2006 (inception), we issued 2,200,000 shares of our $0.001 par value common stock to our founder for $2,200 cash.

In February, 2007, we issued 500,000 shares of our $0.001 par value non-voting Callable and Convertible Preferred stock for $10,000 paid for by private investor for funding our operations. This Preferred Stock converts to two hundred shares of common stock for each share of Preferred Stock.

In March, 2007, we issued 425,000 shares of our $0.001 par value common stock pursuant to a Rule 505 of Regulation D offering for $4,250 cash to approximately 30 shareholders.

There have been no other issuance of stock.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $100,000 to forward our business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated. No agreement exists that our sole officer/director will continue to donate funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                               LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of the Company as of the date of this Memorandum:

      Name                    Position
      John Dean Harper        Director/President/Secretary

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of our sole officer and director.

John Dean Harper, Director, President and Secretary
---------------------------------------------------

Mr. Harper is a graduate of Ohio University in Athens, Ohio with Bachelors of Business Administration degree and a double major in Business Pre-Law and General Business. He is also a graduate of the University of Cincinnati, College of Law with a Juris Doctor. Mr. Harper has a private law practice focusing primarily on corporate law, labor/employment and litigation. Mr. Harper serves as counsel for the Las Vegas Police Protective Association, Chief General Counsel, 1998-Present.

Work Experience:
----------------

Dates            Name of Company                      Job Title
-----            --------------                       ---------

1986-1989        Univ. of Cincinnati, College of Law  Law Student
1989-1991        Schottenstein, Zox and Dunn          Assoc. Atty.
1991-1995        Redmon & Harper                      Partner
1996-1998        Gugino & Schwartz                    Assoc. Atty.
1999-2002        Starbase-1 Coffee Co. Ltd.           President
2000-2002        Lock-Gun.com                         President
1998-Present     Injured Police Officers Fund         General Counsel
2001-2005        Absolute Glass Protection, Inc.      Pres., Treasurer, Director
1996-Present     John Dean Harper, Attorney at Law
1998-Present     Las Vegas Police Protective Assoc.   Chief General Counsel
1998-Present     Nevada Conf. of Police and Sheriffs  General Counsel

Involvement in Certain Legal Proceedings

Our director, executive officer and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company.
Tone in Twenty intends to pay salaries when cash flow permits.


SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and       Year                             Other Annual    Stock
Principal Position  End  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
John Dean Harper
    President      2007   -0-          -0-         -0-              -0-

-----------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal Year Award(s)($) Underlying Options/  Payouts Compensation
     Position       End             SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
John Dean Harper
    President      2007    -0-           -0-             -0-     -0-

-----------------------------------------------------------------------------

Mr. Harper, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. We do not pay to our directors or officers any salary or consulting fee. We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through November 30, 2007.

Family Relationships
--------------------

Not applicable.

Significant Employees
---------------------

We have no significant employees other than our Officer/Director. We conduct our business through arms-length third parties and independent contractors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board
--------------

Tone in Twenty does not have an advisory board.

Advisor Compensation
--------------------

Tone in Twenty does not have an advisory board.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 7, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock.


                                      AMOUNT AND    PERCENT OF    PERCENT OF
                                      NATURE OF     CLASS         CLASS
TITLE OF    NAME OF BENEFICIAL        BENEFICIAL    BEFORE        AFTER
CLASS       OWNER AND POSITION        OWNERSHIP     CONVERSION(1) CONVERSION(2)
Common      John Dean Harper,       2,200,000       84.0%          2.1%
Stock       201 Las Vegas Blvd. So.,
            Ste. 200
            Las Vegas, NV 89101
----------------------------------------------------------------------------
Ownership upon conversion of
  shareholders' preferred stock:

Common      San Nicholas, Inc.     100,000,000       0.0%         97.0%
Stock
----------------------------------------------------------------------------
Common     All Executive Officers
Stock         and Directors as a
              Group (1 person)       2,200,000      84.0%          2.1%

(1) Percent of Class based on 2,625,000 shares before conversion of Series A Callable and Convertible Preferred shares.
(2) Percent of Class based on 102,625,000 after conversion of the 500,000 Series A Callable and Convertible Preferred shares.
(3) San Nicholas, Inc. a Nevada Corporation, beneficially owned and Controlled by Mrs. Eva Esparza, Escobedo 435 Ote., Torreon,
     Coah, Mexico.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2006 (inception), the Company issued 2,200,000 shares of its $0.001 par value common stock to Mr. John Dean Harper, the founder of the Company for $2,200 cash.

In February 2007, the Company issued 500,000 shares of its $0.001 par value preferred stock for $10,000 cash to San Nicholas, Inc, a Nevada corporation, beneficially owned and controlled by Mrs. Eva Esparza.

In March 2007, the Company issued 425,000 shares of its $0.001 par value common stock for $4,250 cash to the selling shareholders identified in this prospectus under the section entitled "Selling Shareholders."


There have been no other issuances of common stock or preferred stock.

As of August 31, 2007, the Company has 2,625,000 common shares issued and outstanding and 500,000 Callable and Convertible Preferred Stock preferred shares issued and outstanding.

There are no outstanding or issued options or warrants.

Certain Relationships and Related Transactions

The company's sole Director has contributed office space for the Company's use for all periods presented. There is no charge to Tone in Twenty for the space. This space consists of a unit within a larger five story commercial office building that is also used by unrelated businesses. This building is owned by parties not related to the management nor the shareholders of Tone in Twenty. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that our sole officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

Our officer and sole director can be considered a promoter of Tone in Twenty in consideration of his participation and managing of the business of the company since its incorporation.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                          SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 100,425,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 100,425,000 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be       Percent
                                issuable    be           Owned       Owned
                                upon full   Offered for  Upon        Upon
                                Conversion  Selling      Completion  Completion
                                and/or      Shareholder  of this     of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering    Offering(3)
-----------------------------   --------    -----------  ----------  ----------
Margaret M. Adymy                 10,000         10,000           0    Nil
Jessica Aldrich                   20,000         20,000           0    Nil
Keith Beall                       25,000         25,000           0    Nil
Benjamin Burkhalter               20,000         20,000           0    Nil
Craig M. Colton II                20,000         20,000           0    Nil
Adam Daskivich                    25,000         25,000           0    Nil
Tim Hanson                        20,000         20,000           0    Nil
Anthony A. Junker                 10,000         10,000           0    Nil
Cynthia Junker                    10,000         10,000           0    Nil
Alexandra Kelishes                10,000         10,000           0    Nil
Betty Jane Konkel                 10,000         10,000           0    Nil
Nicholas Manteris                 20,000         20,000           0    Nil
Jeorge A. Martin                  10,000         10,000           0    Nil
Patricia L. Martin                10,000         10,000           0    Nil
Evelyn B. Meadows                 25,000         25,000           0    Nil
Cynthia Murtha                    20,000         20,000           0    Nil
Kevin Murtha                      20,000         20,000           0    Nil
Marlena Niemann                   10,000         10,000           0    Nil
Donald D. Patterson               10,000         10,000           0    Nil
James Patterson                   10,000         10,000           0    Nil
Michael C. Patterson              10,000         10,000           0    Nil
Paloma Patterson                  10,000         10,000           0    Nil
Cecila Quiroz                     10,000         10,000           0    Nil
Johanna Quiroz                    10,000         10,000           0    Nil
Juan Quiroz                       10,000         10,000           0    Nil
Rosa Quiroz                       10,000         10,000           0    Nil
Robert Sandoval                   20,000         20,000           0    Nil
San Nicholas, Inc.(4)(5)     100,000,000    100,000,000           0    Nil
Daniel Schwartz                   10,000         10,000           0    Nil
Mark Theis                        10,000         10,000           0    Nil
Kirk Whiting                      10,000         10,000           0    Nil

TOTAL                        100,425,000    100,425,000           0

1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

2) This table assumes that each shareholder will sell all of his/her shares available for sale following the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered. will be sold following the effectiveness of this registration statement.

3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 154,231,000, (assuming the full conversion of all Series A Callable and Convertible Preferred shares which are registered herein) as of February 15, 2007.

(4) San Nicholas, Inc. a Nevada Corporation, beneficially owned and controlled by Mrs. Eva Esparza.

(5) Owner(s) of the Series A Callable and Convertible Preferred Shares. The Board of Tone and Twenty has resolved that they do not plan on calling the these Series A Preferred Shares; therefore, these shareholders may call for the conversion of these shares at their sole discretion.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or director or
3.  are not broker-dealers or affiliates of a broker-dealer


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $    62
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   750
Printing*                                             $   538
                                                      -------
Total                                                 $ 3,850
                                                      =======
*Estimated Expenses

                             PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


                              DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                           DESCRIPTION OF SECURITIES

The Company, a Nevada corporation, is authorized to issue 195,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value. The Company has issued 2,200,000 shares of Common Stock to the original officer of the Company. The Company subsequently sold 425,000 shares to further capitalize the Company. The Company also sold 500,000 shares of preferred stock. The holders of Common Stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. There are currently 2,625,000 shares of Common Stock outstanding held by thirty-one shareholders of record. (See "Principal Shareholders").

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Preferred Convertible Securities

We issued 500,000 non-voting Callable and Convertible Preferred shares. We filed with the Nevada Secretary of State the designation that "These Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

Through a Board Resolution, it was resolved that we shall not call nor redeem our Series A non-voting Callable and Convertible Preferred shares. The shareholder of the Series A Preferred shares will be permitted to convert each Series A Preferred share owned for two hundred common shares, at their sole discretion. The conversion of 500,000 Series A Preferred Shares converts into 100,000,000 common shares which we registering in this Prospectus.

Rule 144 Shares
---------------

As of November 30, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 2,200,000 shares of our common stock will be available for resale to the public after August, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 26,250 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144(k) after March 2009.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                 LEGAL MATTERS

The Law Offices of John Dean Harper has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

Certain legal matters in connection with this registration statement will be passed upon for Tone in Twenty by the Law Offices of John Dean Harper. John Dean Harper is the sole officer/director of Tone in Twenty, and a shareholder of the registrant.

Our sole officer/director can be considered promoters of Tone in Twenty in consideration of their participation and managing of the business of the company since its incorporation.

               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                Tone in Twenty
                               August 31, 2007
                               November 30, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----

Year end August 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1a
Balance Sheets                                                     F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a-10a


First Quarter end November, 2007 Financials (unaudited):

Independent Auditors' Report                                       F-1b
Balance Sheets                                                     F-2b
Statements of Operations                                           F-3b
Statements of Changes in Stockholders' Equity                      F-4b
Statements of Cash Flows                                           F-5b
Notes to Financials                                                F-7b-8b


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        -------------------------------------------------------

To the Board of Directors
Tone in Twenty
(A Development Stage Company)


We have audited the accompanying balance sheet of Tone in Twenty (A Development Stage Company) as of August 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows through August 31, 2007 and 2006, and inception on August 4, 2006 through
August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tone in Twenty (A Development Stage Company) as of August 31, 2007 and 2006 and the results of its operations and its cash flows through August 31, 2007 and 2006, and inception on August 4, 2006 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recognized $7,979 to date and has accumulated operating losses of approximately $2,961 since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    October 15, 2007


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501

                                       F-1a

                                  Tone in Twenty
                                  Balance Sheets
                          (a development stage company)
                        August 31, 2007 and August 31, 2006



Balance Sheets

                                                    August 31,  August 31,
                                                       2007        2006
                                                    ----------  ----------
Assets

Current Assets:
   Cash                                             $  9,239     $   200
   Funds held in escrow                                4,250           -
                                                    ---------    --------
     Total Assets                                   $ 13,489     $   200
                                                    =========    ========

Liabilities and Stockholders' Equity

Stockholders' equity:

   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 500,000, 0 shares
     issued and outstanding as of 8/31/07 and
     8/31/06, respectfully                               500           -
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 2,625,000, 2,200,000 shares
     issued and outstanding as of 8/31/07 and
     8/31/06, respectfully                             2,625       2,200
   Additional Paid-in Capital                      1,008,254           -
   Earnings (Deficit) accumulated during
     development stage                              (997,890)     (2,000)
                                                    ---------    --------
                                                      13,489         200
                                                    ---------    --------
                                                    $ 13,489     $   200
                                                    =========    ========


   The accompanying notes are an integral part of these statements.

                                      F-2a

                              Tone in Twenty
                          Statement of Operations
                       (a development stage company)
          For the years ending August 31, 2007 and August 31, 2006
      For the period from August 4, 2006 (Inception) to August 31, 2007



Statement of Operations


                                                            For the period
                                                                 from
                                For the year  For the year  August 4, 2006
                                   ending        ending     (Inception) to
                                 August 31,    August 31,      August 31,
                                    2007          2006           2007
                                ------------  ------------  --------------
Revenue                         $     7,979   $         -   $       7,979
                                ------------  ------------  --------------

Expenses:

  General and administrative
    expenses                          7,316         1,000           8,316
  Incorporating Fees                      -         1,000           1,000
  Advertising                         1,624             -           1,624
                                ------------  ------------  --------------

     Total expenses                   8,940         2,000          10,940
                                ------------  ------------  --------------

Net income (loss)               $      (961)  $    (2,000)  $      (2,961)
                                ============  ============  ==============

Beneficial Conversion
Feature of Preferred stock         (994,929)       (2,000)

Net income (loss) applicable
to common shareholders         $   (995,890)       (2,000)
                               ==============   ============

Basic Weighted Average
Number of Common Shares
Outstanding                        2,625,000     2,200,000
                              ==============    ============


Net (loss) per share - basic and
  fully diluted                 $     (0.38)  $     (0.00)
                                ============  ============




     The accompanying notes are an integral part of these statements

                                     F-3a

                              Tone in Twenty
                     Statement of Stockholders' Equity
                       (a development stage company)
     For the period from August 4, 2006 (Inception) to August 31, 2007

Statement of Stockholders' Equity

                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock      Additional    During       Total
       ------------------ ----------------- Paid-in   Development  Stockholders
         Shares   Amount   Shares   Amount   Capital     Stage        Equity
       ---------- ------- --------- ------- --------- ------------ ------------
August
2006,
Founders
initial
investment,
$0.001
per
share   2,200,000 $ 2,200           $     - $       - $         -  $     2,200

Net (loss)
 year ended
 8/31/06                                                   (2,000)      (2,000)
       ---------- ------- --------- ------- --------- ------------ ------------

Balance,
8/31/06 2,200,000 $ 2,200         - $     - $       - $    (2,000) $       200

February
2007,
Preferred
shares
issued for
cash                        500,000     500     9,500                   10,000

Deemed dividends from
beneficial conversion
feature on preferred
stock                                        994,929     (994,929)

March
2007,
Shares
issued
pursuant
to 505
offering
at $0.01
per
share     425,000     425                       3,825                    4,250



Net (loss)
 year
 ended
 8/31/07                                                     (961)        (961)
       ---------- ------- --------- ------- --------- ------------ ------------

Balance,
8/31/07 2,625,000   2,625   500,000     500 1,008,254  (997,890)      13,489
       ========== ======= ========= ======= ========= ============ ============


      The accompanying notes are an integral part of these statements

                                       F-4a

                              Tone in Twenty
                          Statement of Cash Flows
                       (a development stage company)
          For the years ending August 31, 2006 and August 31, 2007
      For the period from August 4, 2006 (Inception) to August 31, 2007



Statement of Cash Flows


                                                            For the period
                                                                 from
                                For the year  For the year  August 4, 2006
                                   ending        ending     (Inception) to
                                 August 31,    August 31,      August 31,
                                    2007          2006           2007
                                ------------  ------------  --------------
Cash flows from operating activities:
  Net income (loss)             $      (961)  $    (2,000)  $      (2,961)
                                ------------  ------------  --------------
  Net cash provided from
    operating activities               (961)       (2,000)         (2,961)


Cash flows from financing activities:
  Issuances of common stock           4,250         2,200           6,450
  Issuances of preferred stock       10,000             -          10,000
                                ------------  ------------  --------------
  Net cash provided from financing
    activities                       14,250         2,200          16,450


Net increase (decrease) in cash      13,289           200          13,489
Cash and equivalents - beginning        200             -               -
                                ------------  ------------  --------------
Cash and equivalents - ending   $    13,489   $       200          13,489
                                ============  ============  ==============

Supplemental disclosures:
  Interest paid                 $         -   $         -   $           -
                                ============  ============  ==============
  Income taxes paid             $         -   $         -   $           -
                                ============  ============  ==============


The accompanying notes are an integral part of these statements

                                      F-5a

                               Tone in Twenty
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               August 31, 2007

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Tone in Twenty (the Company) was incorporated under the laws of the state of Nevada on August 4, 2006. The Company was organized to conduct any lawful business. The Company plans to offer personalized physical fitness training through its iso-toning program.

The Company has been in the development stage since inception and has had limited operations to date.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has $13,489 in cash assets and no debt as of August 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.


                                      F-6a

                               Tone in Twenty
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               August 31, 2007


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Year end
--------
The Company's year-end is August 31.

Advertising
-----------
Advertising is expensed when incurred. There have been advertising costs of $1,624 from August 4, 2006 (inception) through August 31, 2007.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.   GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at August 31, 2007, the Company has recognized revenues of $7,979 to date and has accumulated operating losses of approximately $(2,961) since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

                                     F-7a

                              Tone in Twenty
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              August 31, 2007


NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue 195,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

Common Stock
------------
On August 4, 2006 (inception), the Company issued 2,200,000 shares of its $0.001 par value common stock to its founder for $2,200.

On March 31, 2007 the Company issued 425,000 shares of its $0.001 par value common stock to approximately 30 shareholders for $4,250 pursuant to a Regulation 505 offering.


Preferred Stock
---------------
In February, 2007, the Company issued 500,000 shares of its $0.001 par value preferred stock to one non-affiliated shareholder for $10,000.

On June 1, 2007, the Company filed a Series A Designation with the
Nevada Secretary of State that states: "Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock". The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non-voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for two hundred (200) shares of Common Stock of the corporation."

There were no other issuances of common or preferred stock or equivalents since August 4, 2006 (inception) through August 31, 2007. The Company has not issued any options or warrants or similar securities since inception.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                      F-8a

                              Tone in Twenty
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              August 31, 2007


NOTE 6.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered; 3) our price to our customer is fixed or determinable; and 4) collectibility is reasonably assured. For the period from August 4, 2006 (inception) to August 31, 2007, the Company has not recognized any revenues.

NOTE 7.    PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. All of the expenditures thus far have been to organize the Company and will not be expensed for tax purposes until the Company has operations.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

     Net changes in Deferred Tax Benefit less than
     valuation account                                      0

     Current Taxes Payable                                  0
                                                        -----
     Net Provision for Income Taxes                         0
                                                        -----


NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations or employment agreements.

                                     F-9a

                              Tone in Twenty
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              August 31, 2007

NOTE 9.  EARNINGS PER SHARE

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income(loss) per share is as follows:


                                                         For the period
                                                              from
                                                         April 24, 2006
                                                         (Inception) to
                                                             August 31,
                                                              2007
                                                          -------------
Net loss (numerator)                                      $   (994,929)
                                                          =============
Weighted Average Common Shares Outstanding                   2,625,000
                                                          =============
Basic Loss per Share                                      $      (0.38)
                                                          =============


NOTE 10.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS  148   Accounting for Stock-Based  Compensation- Transition and
Disclosure

Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS  149   Amendment of Statement 133 on Derivative Instruments and
Hedging Activities

This Statement amends and clarifies financial accounting and reporting for Derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150   Financial Instruments with Characteristics of both Liabilities and Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46)

Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.


                                    F-10a

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         Report of Independent Registered Public Accounting Firm
         -------------------------------------------------------

To the Board of Directors
Tone in Twenty

We have reviewed the accompanying balance sheet of Tone in Twenty as of November 30, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Tone in Twenty.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
January 11, 2008


          2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                   (702) 253-7499 Fax: (702)253-7501

                                     F-1b

                                  Tone in Twenty
                          (a development stage company)
                                  Balance Sheets
                        November 30, 2007 and August 31, 2007



Balance Sheets
                                                  (unaudited)
                                                   November 30,  August 31,
                                                       2007        2007
                                                    ----------  ----------
Assets

Current Assets:
   Cash                                             $  8,969     $ 9,239
   Funds held in escrow                                4,250       4,250
                                                    ---------    --------
     Total Assets                                   $ 13,219     $13,489
                                                    =========    ========

Liabilities and Stockholders' Equity

Stockholders' equity:

   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, 500,000, 500,000 shares
     issued and outstanding as of 11/30/07 and
     8/31/07, respectfully                               500         500
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 2,625,000, 2,625,000 shares
     issued and outstanding as of 11/30/07 and
     8/31/07, respectfully                             2,625       2,625
   Additional Paid-in Capital                      1,008,254   1,008,254
   Earnings (Deficit) accumulated during
     development stage                              (998,160)   (997,890)
                                                    ---------   ---------
                                                      13,219      13,489
                                                    ---------   ---------
                                                    $ 13,219    $ 13,489
                                                    =========   =========


   The accompanying notes are an integral part of these statements.

                                     F-2b

                              Tone in Twenty
                       (a development stage company)
                          Statement of Operations
     For the three months ending November 30, 2006 and November 30, 2007 For the period from August 4, 2006 (Inception) to November 30, 2007
                                 (unaudited)


Statement of Operations

                                                              For the period
                                                                   from
                             For the 3 months For the 3 months August 4, 2006
                                   ending        ending       (Inception) to
                                November 30,   November 30,    November 30,
                                    2007           2006            2007
                                ------------  --------------  --------------
Revenue                         $         -   $         466   $       7,979
                                ------------  --------------  --------------

Expenses:

  General and administrative
    expenses                            270               -           8,586
  Incorporating Fees                      -               -           1,000
  Advertising                             -               -           1,624
                                ------------  --------------  --------------

     Total expenses                     270               -          11,210
                                ------------  --------------  --------------

Net income (loss)               $      (270)  $         466  $       (3,231)
                                ============  ==============  ==============

Beneficial Conversion
Feature of Preferred stock                                          (994,929)

Net income (loss) applicable
to common shareholders          $      (270)  $         466     $   (995,890)
                                ============  ==============    =============

Basic Weighted Average
Number of Common Shares
Outstanding                        2,625,000      2,200,000
                               ==============   ============


Net (loss) per share - basic and
  fully diluted               $       (0.38)    $     (0.00)
                              ==============    ============


     The accompanying notes are an integral part of these statements

                                     F-3b

                              Tone in Twenty
                       (a development stage company)
                          Statement of Cash Flows
     For the three months ending November 30, 2006 and November 30, 2007 For the period from August 4, 2006 (Inception) to November 30, 2007
                             (unaudited)


Statement of Cash Flows


                                                              For the period
                                                                   from
                             For the 3 months For the 3 months August 4, 2006
                                   ending        ending       (Inception) to
                                November 30,   November 30,    November 30,
                                    2007           2006            2007
                                ------------  --------------  --------------
Cash flows from operating activities:
  Net income (loss)             $      (270)  $         466   $      (3,231)
                                ------------  --------------  --------------
  Net cash provided from
    operating activities               (270)            466          (3,231)


Cash flows from financing activities:
  Issuances of common stock               -               -           6,450
  Issuances of preferred stock            -               -          10,000
                                ------------  --------------  --------------
  Net cash provided from financing
    activities                            -               -          16,450


Net increase (decrease) in cash        (270)            466          13,219
Cash and equivalents - beginning     13,489             200               -
                                ------------  --------------  --------------
Cash and equivalents - ending   $    13,219   $         666          13,219
                                ============  ==============  ==============

Supplemental disclosures:
  Interest paid                 $         -   $           -   $           -
                                ============  ==============  ==============
  Income taxes paid             $         -   $           -   $           -
                                ============  ==============  ==============

     The accompanying notes are an integral part of these statements

                                    F-4b

                               Tone in Twenty
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             November 30, 2007


Note 1 - Basis of Presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the period ended August 31, 2007 and notes thereto included in the Company's SB-2 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at November 30, 2007, the Company has recognized revenues of $7,979 to date and has accumulated operating losses of approximately $3,231 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

                                     F-5b

                               Tone in Twenty
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                              November 30, 2007


Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


                                      F-6b

                              TONE IN TWENTY

                          100,425,000 Shares of


                              Common Stock

                             ---------------

                               PROSPECTUS

                             ---------------

                             April 11, 2008



                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL JULY 11, 2008 (90 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.